POWER OF ATTORNEY

	Know all by these presents, that the undersigned, the general partner of H. &
E.  Buckingham Limited Partnership, hereby constitutes and appoints each of
James W. Olson, Samuel D. Kerr, Mark D. Williamson and J.C. Anderson, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1)	execute for and on behalf of H. & E. Buckingham Limited Partnership (the
"Partnership") a Form ID Application and submit the same to the Securities and Exchange Commission (the "Commission");

(2)	execute for and on behalf of the Partnership, as 10% beneficial owner of
National American University Holdings, Inc. (the "Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules thereunder;

(3)	do and perform any and all acts for and on behalf of the Partnership which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 and timely file such form with the Commission and any stock exchange or similar authority;

(4)	execute for and on behalf of the Partnership any filings required under
Regulation 13D-G of the Exchange Act including, but not limited to, Schedules 13D and 13G; and

(5)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the Partnership, it being understood that the documents executed by such attorney-in-fact on behalf of the Partnership pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

	The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act or Regulation 13D-G of the Exchange Act.

	This Power of Attorney shall remain in full force and effect until the Partnership is no longer required to file Forms 3, 4, and 5 with respect to the Partnership's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 3rd day of December, 2009.

					H. & E. BUCKINGHAM LIMITED
					 PARTNERSHIP

					/s/ Robert D. Buckingham
					Robert D. Buckingham
					General Partner